EXHIBIT 21

SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION

CORPORATIONS AND LIMITED LIABILITY COMPANIES	STATE OF ORGANIZATION

The Ames Company, L.L.C.	Oklahoma

Carmen Acquisition, L.L.C.	Oklahoma

Chesapeake EP Corporation	Oklahoma

Chesapeake ORC, L.L.C.	Oklahoma

Chesapeake Acquisition, L.L.C.	Oklahoma

Chesapeake Delta Corp.	Oklahoma

Chesapeake Energy Louisiana Corporation	Oklahoma

Chesapeake Energy Marketing, Inc.	Oklahoma

Chesapeake ENO Acquisition, L.L.C.	Oklahoma

Chesapeake Focus, L.L.C.	Oklahoma

Chesapeake Gas Gathering Company	Delaware

Chesapeake KNAN Acquisition, L.L.C.	Oklahoma

Chesapeake Mountain Front, L.L.C.	Oklahoma

Chesapeake Operating, Inc.	Oklahoma

Chesapeake Royalty, L.L.C.	Oklahoma

Gothic Energy, L.L.C.	Oklahoma

Gothic Production, L.L.C.	Oklahoma

John C. Oxley, L.L.C.	Oklahoma

MC Mineral Company, L.L.C.	Oklahoma

Nomac Drilling Corporation	Oklahoma

Oxley Petroleum Co.	Oklahoma

Sap Acquisition, L.L.C.	Oklahoma

PARTNERSHIPS

Chesapeake Exploration Limited Partnership	Oklahoma

Chesapeake Louisiana, L.P.	Oklahoma

Chesapeake Panhandle Limited Partnership	Oklahoma

Chesapeake-Staghorn Acquisition, L.P.	Oklahoma

Chesapeake Sigma, L.P.	Oklahoma